UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2019

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia			54-1701843
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard,	Mechanicsville	Virginia	23116
(Address of principal executive offices)			(Zip Code)

Post Office Box 27626, Richmond, Virginia			23261-7626
(Mailing address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 2.02	Results of Operations and Financial Condition.
On November 6, 2019, Owens & Minor, Inc. (the “Company”) issued a press release regarding its financial results for the third quarter and nine months ended September 30, 2019. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference into this Item 2.02.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2019, the Company announced the following changes to its executive leadership team structure:

Appointment of Mark P. Zacur as Executive Vice President & Chief Commercial Officer

Mark P. Zacur, 57, the Company’s Senior Vice President & Chief Procurement Officer, assumed the role of Executive Vice President & Chief Commercial Officer of the Company effective November 1, 2019. In this role, Mr. Zacur will be responsible for the Company’s sales, procurement and supplier management functions and will continue to report to the Company’s Chief Executive Officer & President Edward A. Pesicka. Mr. Zacur joined the Company in June 2019 and has served as Senior Vice President & Chief Procurement Officer since that date. Prior to joining the Company, Mr. Zacur served as Vice President & General

Manager of Fisher Healthcare, a national diagnostics laboratory distributor and operating division of Thermo Fisher Scientific, from November 2014 to April 2019. Previously, he held a variety of marketing, product management, procurement and operations leadership roles at Fisher Safety, Bayer Corporation and Reichhold Chemicals. Mr. Zacur received his undergraduate degree from Indiana University of Pennsylvania and earned an MBA from Carnegie Mellon University.

In consideration of his service as Executive Vice President & Chief Commercial Officer, Mr. Zacur will be paid an annualized base salary at the rate of $500,000 and be eligible for a target annual cash bonus equal to 75% of his base salary. Beginning in 2020, he will also be eligible to receive an annual equity award in the amount of $700,000, comprised one-half of time-based vesting restricted stock and one-half of performance-based vesting restricted stock. Mr. Zacur will be covered by the Company’s previously filed Officer Severance Policy (see Exhibit 10.4 to the Company’s Current Report on Form 8-K dated and filed with the Securities & Exchange Commission (the “SEC”) on May 9, 2018) (the “Severance Policy”) and be party to an agreement substantially in the form of the previously filed Executive Change in Control Severance Agreement (see Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 dated and filed with the SEC on March 6, 2019)(the “CIC Severance Agreement”).

Appointment of Jeffrey T. Jochims as Executive Vice President & Chief Operating Officer

Jeffrey T. Jochims, 52, the Company’s Executive Vice President, Strategy & Solutions, assumed the role of Executive Vice President & Chief Operating Officer of the Company effective November 1, 2019. In this role, Mr. Jochims will be responsible for operations, including the Company’s supply chain, specialty solutions, IT, marketing and strategy and client engagement center functions and will continue to report to the Company’s Chief Executive Officer & President Edward A. Pesicka. Mr. Jochims joined the Company in April, 2019 and has served as Executive Vice President, Strategy & Solutions since that date. Prior to joining the Company, Mr. Jochims served from 2015 to 2019 as an executive consultant and board member to companies in the healthcare, pharmaceutical and life sciences industries. Additionally during that period, Mr. Jochims was a co-founder and principal of 4C Measures, a start-up technology business. Before that, from 2000 until 2014, Mr. Jochims served in positions of increasing authority at Thermo Fisher Scientific, including as President of the global Research & Safety Market division publicly known as Fisher Scientific. Mr. Jochims holds a Juris Doctorate from the University of Pittsburgh School of Law and a B.A. from the University of Illinois.

In consideration of his service as Chief Operating Officer, Mr. Jochims will continue to be paid an annualized base salary at the rate of $500,000 and be eligible for a target annual cash equal to 75% of his base salary. He will also continue to be eligible to receive an annual equity award of restricted stock in the amount of $700,000, comprised one-half of time-based vesting restricted stock and one-half of performance-based vesting restricted stock. Mr. Jochims will be covered by the Company’s Officer Severance Policy and is party to a CIC Severance Agreement.

Departure of Robert K. Snead, Executive Vice President & Chief Financial Officer

Robert K. Snead resigned his position of Executive Vice President & Chief Financial Officer of the Company effective November 1, 2019. Mr. Snead is leaving to pursue other opportunities and his resignation did not result from any disagreement with the Company or any matter regarding the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise). Mr. Snead will remain employed with the Company for a transition period expected to be through December 31, 2019 to help facilitate the transfer of work and duties to his successor. In connection with his departure from the Company, Mr. Snead will be eligible to receive the benefits provided by the Company upon a “Severance Event” pursuant to the Company’s Officer Severance Policy contingent upon Mr. Snead’s execution and delivery of a separation agreement and general release of claims, which includes certain restrictive covenants. Additionally, a portion of Mr. Snead’s unvested time-based restricted stock will vest in accordance with the “termination without cause” treatment under the applicable equity award agreements (the forms of which were included as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 4, 2016, Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2018 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2019).

Appointment of Andrew G. Long as Executive Vice President & Chief Financial Officer

Effective November 11, 2019, Andrew G. Long, 54, will assume the role of Executive Vice President & Chief Financial Officer of the Company.   Mr. Long has served as the Chief Executive Officer of Insys Therapeutics, Inc. (“Insys”) from April 14, 2019 and will serve in such position until his pending resignation date of November 8, 2019, as previously announced by Insys. Prior to becoming Chief Executive Officer, Mr. Long served as the Chief Financial Officer of Insys from August 2017.  Prior to joining Insys, Mr. Long served as Senior Vice President of Global Finance at Patheon, a pharmaceutical company, from 2015 to 2017, where he worked on a number of initiatives leading up to Patheon’s initial public offering.  Prior to working at Patheon, Mr. Long served as Vice President of Finance for multiple divisions at Thermo Fisher Scientific from 2006 until 2015. Mr. Long received his M.B.A. from the Kellogg School of Business at Northwestern University and earned his undergraduate degree in finance from Indiana University. Mr. Long has served as a Member of the Board of Directors of Insys, which filed for Chapter 11 bankruptcy protection in June 2019, from April 17, 2019 and will serve in such position until his pending resignation date of November 8, 2019.

In consideration of his service as Executive Vice President & Chief Financial Officer, Mr. Long will be paid an annualized base salary at the rate of $500,000 and be eligible for a prorated target annual cash bonus under the Company’s 2019 Annual Incentive Program equal to 75% of his base salary. Beginning in 2020, he will be eligible for an annual equity award in the amount of $700,000 comprised one-half of time-based vesting restricted stock and one-half of performance-based vesting restricted stock. Additionally, in consideration of his joining the Company, Mr. Long will receive 1) an award of 50,000 shares of time-based restricted stock pursuant to the Company’s 2018 Stock Incentive Plan, as amended, effective as of his first day of employment with the Company, that will vest in equal one-third increments on each of the first three anniversaries of the grant date, subject to continued service with the Company through the vesting date, and 2) cash payment of $350,000, $100,000 of which shall be payable on the Company’s first regular payroll following Mr. Long’s first date of employment with the Company and $250,000 of which shall be payable on the Company’s first regular payroll following Mr. Long’s 90th day of employment with the Company. Mr. Long will be covered by the Company’s Officer Severance Policy and will enter into a CIC Severance Agreement.

Appointment of Interim Chief Financial Officer

Michael W. Lowry, 57, the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer, will serve as the Company’s interim Chief Financial Officer from November 1, 2019 until Mr. Long’s first day of employment with the Company, which is expected to be November 11, 2019. Mr. Lowry joined the Company in 1988 and has served in various financial roles of increasing responsibility, including as Senior Vice President, Corporate Controller and Chief Accounting Officer since June 2018, Senior Vice President, Corporate Controller from June 2016 until June 2018, as Vice President, Corporate Controller from April 2013 to June 2016, interim Chief Financial Officer & interim Chief Accounting Officer from February 2013 until March 2013, and as Vice President, Treasurer from May 2009 until April 2013.

Except for the arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Messrs. Zacur, Jochims, Long and Lowry has a direct or indirect material interest. There are no family relationships between Messrs. Zacur, Jochims, Long and Lowry and any of the Company’s directors or executive officers.

Item 7.01.	Regulation FD Disclosure.

On November 6, 2019, the Company issued a press release announcing the matters contained in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 including the information set forth in Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c)Exhibits.

99.1	Press Release issued by the Company on November 6, 2019 announcing third quarter results (furnished pursuant to Item 2.02)
99.2	Press Release issued by the Company on November 6, 2019 announcing new organizational structure

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: November 6, 2019	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary